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                       Amendment to Employment Agreement

     This Amendment dated this 19th day of February 1998 amends that certain Employment Agreement dated October 1, 1997, by and between Vitalink Pharmacy Services, Inc. ("Employer" or "Vitalink") and Stephen A. Thompson ("Employee") (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A. The terms of said Employment Agreement are hereby amended as follows:

     1.   Paragraph 2 is amended and restated as follows:

          "2. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall begin on the date of this Agreement and shall terminate on January 23, 2001. Upon expiration of said period, the parties may extend the term if they mutually agree to do so."

     2.   Paragraph 3(a) is amended and restated as follows:

          "a) Salary. As of February 1, 1998, a base salary of One Hundred Forty Eight Thousand Dollars ($148,000.00) per annum payable in accordance with Employer's standard payroll practices from time to time in effect. Such salary shall be reviewed annually and may be increased in accordance with Employer's standard practices."

     3.   The following is added as Paragraph 10(e):

          "e) Change of Control. Regardless of any other provision in this Agreement to the contrary, in the event of a Change in Control (as that term is defined hereinafter) of Vitalink, Employee shall be entitled to two (2) years, or the remaining period of this Agreement (as of the consummation of such Change in Control), whichever is greater, of the full amount of all potential compensation and benefits set forth in Paragraph 3 hereof (as are in effect at the time of the consummation of such change in control), excluding future stock option grants. A lump sum payment representing the total of such compensation and benefits shall be made at the time of the consummation of such Change of Control. This provision, however, is applicable only in the event that the Employee is not offered a comparable employment contract (i.e., same compensation, title, duties, authority, responsibilities, term and location) with the post-Change of Control entity as of the time of the consummation of such Change of Control.

               For purposes of this Paragraph 10(e), a Change in Control of Vitalink shall occur upon the happening of the earliest to occur of the following:

                    (i) any "person" as such term is used in Sections 13(d) and
               14(d) of the Securities Exchange act of 1934 ("Exchange Act"), as
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               amended, (other than (1) Vitalink, (2) any trustee or other fiduciary holding securities under an employee benefit plan of Vitalink, or (3) any corporations owned, directly or indirectly, by the stockholders of Vitalink in substantially the same proportions as their ownership of Stock (each an "excluded person")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Vitalink representing 30% or more of the combined voting power of Vitalink's then outstanding voting securities;

                    (ii) the stockholders of Vitalink approve a plan of merger, consolidation, complete liquidation of Vitalink or an agreement for the sale or disposition by Vitalink of all or substantially all of the Vitalink stock and/or assets, or accept a tender offer for substantially all of Vitalink's stock (or any transaction having a similar effect);

                    (iii) individuals who were members of the Vitalink Board
               immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors do not constitute a majority of the Vitalink Board immediately following such election, unless that election of such new Directors was recommended to the stockholders by Vitalink management.

     4. With the exception of the specific amendments set forth above, all terms and conditions of the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

Attest:                                 Employer:
                                        VITALINK PHARMACY SERVICES, INC.


/s/ Robert W. Horner, III               /s/ Donna L. DeNardo
----------------------------------      ------------------------------------
Robert W. Horner, III, Secretary        By:  Donna L. DeNardo, President
                                             & Chief Operating Officer


Witness:                                Employee:


/s/ Robert W. Horner, III               /s/ Stephen A. Thompson
----------------------------------      ------------------------------------
                                        Stephen A. Thompson
                                        Senior Vice President
                                        Human Resources